EXHIBIT 21

INTERNATIONAL BUSINESS MACHINES CORPORATION SUBSIDIARIES

Subsidiaries—as of December 31, 2022

Company Name	State or country of incorporation or organization	Voting percent owned directly or indirectly by registrant
IBM Argentina Sociedad de Responsabilidad Limitada	Argentina	100
IBM Australia Limited	Australia	100
IBM Global Financing Australia Limited	Australia	100
IBM Oesterreich Internationale Bueromaschinen Gesellschaft m.b.H.	Austria	100
Red Hat Austria GmbH	Austria	100
IBM Bahamas Limited	Bahamas	100
IBM Belgium Financial Services Company BV/SRL	Belgium	100
International Business Machines of Belgium BV/SRL	Belgium	100
WTC Insurance Corporation, Ltd.	Bermuda	100
IBM Brasil—Industria, Maquinas e Servicos Limitada	Brazil	100
Banco IBM S.A.	Brazil	100
IBM Bulgaria Ltd.	Bulgaria	100
IBM Canada Limited—IBM Canada Limitee	Canada	100
IBM Global Financing Canada Corporation	Canada	100
IBM de Chile S.A.C.	Chile	100
IBM Global Financing de Chile SpA	Chile	100
IBM (China) Investment Company Limited	China (P.R.C.)	100
IBM (China) Co., Ltd.	China (P.R.C.)	100
IBM de Colombia S.A.S.	Colombia	100
IBM Business Transformation Center, S.r.l.	Costa Rica	100
IBM Croatia Ltd./IBM Hrvatska d.o.o.	Croatia	100
IBM Ceska Republika spol. s.r.o.	Czech Republic	100
IBM Danmark ApS	Denmark	100
IBM Global Financing Danmark ApS	Denmark	100
Red Hat APS	Denmark	100
IBM del Ecuador, C.A.	Ecuador	100
IBM Egypt Business Support Services	Egypt	100
IBM Eesti Osauhing (IBM Estonia Ou)	Estonia	100
IBM Global Financing Finland Oy	Finland	100
Oy IBM Finland AB	Finland	100
Compagnie IBM France, S.A.S.	France	100
IBM France Financement, SAS	France	100
RED HAT FRANCE	France	100
IBM Deutschland GmbH	Germany	100
IBM Deutschland Kreditbank GmbH	Germany	100
IBM Global Financing Deutschland GmbH	Germany	100
Red Hat GmbH	Germany	100
IBM Hellas Information Handling Systems S.A.	Greece	100
IBM China/Hong Kong Limited	Hong Kong	100

Company Name	State or country of incorporation or organization	Voting percent owned directly or indirectly by registrant
IBM Magyarorszagi Kft.	Hungary	100
IBM India Private Limited	India	100
PT IBM Indonesia	Indonesia	100
IBM Ireland Limited	Ireland	100
IBM Ireland Product Distribution Limited	Ireland	100
RED HAT LIMITED	Ireland	100
IBM Israel Ltd.	Israel	100
IBM Capital Italia S.r.l.	Italy	100
IBM Italia Servizi Finanziari S.r.l.	Italy	100
IBM Italia S.p.A.	Italy	100
IBM Japan Credit LLC	Japan	100
IBM Japan, Ltd.	Japan	100
IBM East Africa Limited	Kenya	100
IBM Global Financing Korea Limited	Korea (South)	100
IBM Korea, Inc.	Korea (South)	100
IBM Kuwait SPC	Kuwait	100
Sabiedriba ar irobezotu atbildibu IBM Latvija	Latvia	100
UAB “IBM Lietuva”	Lithuania	100
IBM Luxembourg Sarl	Luxembourg	100
IBM CAPITAL MALAYSIA SDN. BHD.	Malaysia	100
IBM Malaysia Sdn. Bhd.	Malaysia	100
IBM Malta Limited	Malta	100
International Business Machines (Mauritius) Limited	Mauritius	100
IBM Capital Mexico I, S. de R.L. de C.V.	Mexico	100
IBM de Mexico, Comercializacion y Servicios S. de R.L. de C.V.	Mexico	100
IBM Maroc	Morocco	100
IBM International Group B.V.	Netherlands	100
IBM Nederland Financieringen B.V.	Netherlands	100
IBM Nederland B.V.	Netherlands	100
IBM New Zealand Limited	New Zealand	100
RED HAT NEW ZEALAND LIMITED	New Zealand	100
International Business Machines West Africa Limited	Nigeria	100
IBM Finans Norge AS	Norway	100
International Business Machines AS	Norway	100
IBM Capital Peru S.A.C.	Peru	100
IBM del Peru, S.A.C.	Peru	100
IBM Philippines, Incorporated	Philippines	100
IBM Global Financing Polska Sp. z.o.o.	Poland	100
IBM Polska Sp. z.o.o.	Poland	100
Companhia IBM Portuguesa, S.A.	Portugal	100
IBM Qatar LLC	Qatar	100
IBM Romania Srl	Romania	100
IBM—International Business Machines d.o.o., Belgrade	Serbia	100
IBM CAPITAL SINGAPORE PTE. LTD.	Singapore	100
IBM Singapore Pte. Ltd.	Singapore	100
RED HAT ASIA PACIFIC PTE. LTD.	Singapore	100
IBM Slovensko spol s.r.o.	Slovak Republic	100
IBM Slovenija d.o.o.	Slovenia	100
IBM Global Financing South Africa (Pty) Ltd	South Africa	100
IBM South Africa (Pty) Ltd.	South Africa	100
IBM Global Financing España, S.L.U.	Spain	100
IBM Global Services España, S.A.	Spain	100
International Business Machines, S.A.	Spain	100

Company Name	State or country of incorporation or organization	Voting percent owned directly or indirectly by registrant
IBM Global Financing Sweden AB	Sweden	100
IBM Svenska Aktiebolag	Sweden	100
IBM Global Financing Schweiz GmbH	Switzerland	100
IBM Schweiz AG—IBM Suisse SA—IBM Svizzera SA—IBM Switzerland Ltd	Switzerland	100
IBM Taiwan Corporation	Taiwan	100
IBM Tanzania Limited	Tanzania	100
IBM Capital (Thailand) Company Limited	Thailand	100
IBM Thailand Company Limited	Thailand	100
IBM Tunisie	Tunisia	100
IBM (International Business Machines) Turk Limited Sirketi	Türkiye	100
IBM Ukraine	Ukraine	100
IBM Middle East FZ—LLC	United Arab Emirates	100
IBM United Kingdom Limited	United Kingdom	100
IBM United Kingdom Asset Leasing Limited	United Kingdom	100
IBM United Kingdom Financial Services Limited	United Kingdom	100
IBM del Uruguay, S.A.	Uruguay	100
IBM Credit LLC	USA (Delaware)	100
IBM International Group Capital LLC	USA (Delaware)	100
IBM International Foundation	USA (Delaware)	100
IBM World Trade Corporation	USA (Delaware)	100
Red Hat, Inc.	USA (Delaware)	100
Softlayer Technologies, Inc.	USA (Delaware)	100
IBM de Venezuela, S.C.A.	Venezuela	100
IBM Vietnam Company Limited	Vietnam	100